FORM OF INITIAL ATTESTATION FOR ELECTRONIC SIGNATURES

(To Be Completed Before Use of Electronic Signatures to Authenticate SEC Filings Pursuant to Rule 302(b)(2) of Regulation S-T)

This attestation is provided to On Holding AG in connection with its use of my electronic signature to authenticate and adopt my typed signature appearing on filings with the U.S. Securities and Exchange Commission.

I, Zlatina Iliev, certify that: when using my electronic signature for purposes of signing a signature page or other document authenticating, acknowledging, or otherwise adopting my signature that appears in typed form within an electronic filing pursuant to Rule 302(b)(1) of Regulation S-T under the Securities Act, I agree that the use of my electronic signature constitutes the legal equivalent of my manual signature for purposes of authenticating the signature to any filing for which it is provided.

/s/ Zlatina Iliev

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Note to electronic filer:  This attestation must be manually signed before the signatory uses an electronic signature to authenticate an SEC filing.  Retain this manually signed initial attestation for a minimum period of seven years after the date of the most recent electronically signed authentication document.